PROXY                        [               ]                             PROXY


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
               Special Meeting of Shareholders - December 15, 1998


       The undersigned hereby appoints Bruce H. Goldfarb, Kathryn L. Quirk, Thomas F. McDonough and Daniel Pierce and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Scudder Kemper Investments, Inc., Two International Place, Boston Massachusetts 02110, on Tuesday, December 15, 1998 at 10:00 a.m., eastern time, and at any adjournments thereof.

       Unless otherwise specified in the squares provided, the undersigned's vote will be cast FOR each numbered item listed below.

       The Board members of your Fund, including those who are not affiliated with the Fund or Scudder Kemper Investments, Inc., recommend that you vote FOR each item.

1.       To approve an Agreement and Plan of
         Reorganization for the Fund;                         FOR /__/  AGAINST /__/  ABSTAIN /__/

2.       To approve the new Investment Management
         Agreement between the Fund and Scudder
         Kemper Investments, Inc.;                            FOR /__/  AGAINST /__/  ABSTAIN /__/

3.       To approve the revision of the Fund's
         fundamental lending policy.                          FOR /__/  AGAINST /__/  ABSTAIN /__/

       The proxies are authorized to vote in their discretion on any other business which may properly come before the meeting and any adjournments thereof.

                              Please sign exactly as your name or names appear. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.


                              -------------------------------------------
                                    (Signature of Shareholder)

                              -------------------------------------------
                                    (Signature of joint owner, if any)

                              Dated ___________________, 1998

              PLEASE SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

                             NO POSTAGE IS REQUIRED.